Exhibit 99.1

                             JOINT FILER INFORMATION



NAME:              WebLink Wireless, Inc.

ADDRESS:           25 G Street
                   Salt Lake City, Utah 84103

DESIGNATED FILER:  Leucadia National Corporation

ISSUER NAME AND TICKER SYMBOL OR TRADING SYMBOL:  Metrocall Holdings, Inc.
                                                  ("MTOH")

DATE OF EVENT REQUIRING STATEMENT:  November 4, 2004

RELATIONSHIP OF JOINT FILER TO ISSUER:  10% Owner



SIGNATURE:  WebLink Wireless, Inc.

            By: /s/ David Larsen
                --------------------------------------
                David Larsen
                President and Chief Executive Officer


Dated: November 8, 2004

                             JOINT FILER INFORMATION



NAME:              WebLink Wireless I, L.P.

ADDRESS:           25 G Street
                   Salt Lake City, Utah 84103

DESIGNATED FILER:  Leucadia National Corporation

ISSUER NAME AND TICKER SYMBOL OR TRADING SYMBOL:  Metrocall Holdings, Inc.
                                                  ("MTOH")

DATE OF EVENT REQUIRING STATEMENT:  November 4, 2004

RELATIONSHIP OF JOINT FILER TO ISSUER:  10% Owner



SIGNATURE:  WebLink Wireless I, L.P.

            By: WebLink Wireless, Inc., in its capacity as general partner

                By: /s/ David Larsen
                    --------------------------------------
                    David Larsen
                    President and Chief Executive Officer


Dated: November 8, 2004